                                                                   Exhibit 3.1


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            PAYLESS SHOESOURCE, INC.

          Pursuant to the provisions of Section 351.106 of the Missouri General and Business Corporation Law (the "GBCL"), the undersigned Corporation, originally incorporated under the name Volume Distributors, Inc. on October 30, 1961, pursuant to a resolution adopted by its sole shareholder as of April 30, 1996, such shareholder owning 41,000,000 shares of the Corporation's Common Stock, which represents all of the Corporation's issued and outstanding stock as of the date hereof, hereby executes its Restated Articles of Incorporation.

          These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as theretofore amended and restated, and these Restated Articles of Incorporation supercede the original Articles of Incorporation and all amendments and restatements thereto.

          "FIRST -- The name of the corporation is Payless ShoeSource, Inc. (the "Corporation").

          "SECOND -- The Corporation's registered agent shall be CT Corporation System at 906 Olive Street, St. Louis, Missouri, 63101.

          "THIRD --

          A. Classes and Number of Shares. The aggregate number of shares that the Corporation shall have authority to issue is one hundred forty-five million (145,000,000), consisting of one hundred twenty million (120,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and twenty-five million (25,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

          B. Preemptive Rights. All preemptive rights are hereby denied, so that none of the Common Stock, the Preferred Stock or any other security or securities of the Corporation shall carry with it, and no holder or owner of any Common Stock, Preferred Stock or any other security or securities of the Corporation shall have, any preferential or preemptive right to acquire any additional shares of Common Stock, Preferred Stock or any other security or securities of the Corporation.

          C. Cumulative Voting. All cumulative voting rights are hereby denied, so that none of the Common Stock, the Preferred Stock or any other security or securities of the Corporation shall carry with it, and no holder or owner of any Common Stock, Preferred Stock or any other security of the Corporation shall have any right to vote cumulatively in the election of directors or for any other purpose.









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          D. Preferred  Stock.  Shares of the Preferred Stock of the Corporation
may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the requirements of the GBCL.

          "FOURTH --

          A. Number and Classification. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, consisting of not less than 3 nor more than 15 directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Any changes in the number of directors shall be reported to the Secretary of State of Missouri within thirty calendar days of such change, if required by the GBCL. The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the directors of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, the directors elected to Class I as of May 4, 1996 shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1996, the directors elected to Class II as of May 4, 1996 shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1997, and the directors elected to Class III as of May 4, 1996 shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1998. Each director shall hold office until the annual meeting for the year in which his term expires and until such director's successor shall be elected and qualified, subject, however, to such director's earlier death, resignation, disqualification or removal from office. In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article THIRD applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FOURTH unless expressly provided by such terms.

          B. Vacancies. Any vacancy in the Board of Directors resulting from any increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and any director so elected to fill a vacancy shall hold office until the next election of directors by shareholders of the Corporation. In no event shall a decrease in the number of directors shorten the term of any incumbent director.

          C. Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, at a meeting called expressly for that purpose, any or all of the directors of the Corporation, may be removed from the office at any time, but only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article FOURTH as one class. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of these Articles of Incorporation, the provisions of this Article FOURTH shall apply in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the holders of the outstanding shares as a whole.

          "FIFTH -- Elections of directors at an annual or special meeting of shareholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

          "SIXTH --  The Corporation shall have perpetual existence.

          "SEVENTH -- The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GBCL.

          "EIGHTH -- The Bylaws of the Corporation may be amended, altered, changed or rescinded only by a vote of sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors.

          "NINTH -- Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of shareholders of the Corporation may not be called by any other person or persons.

          "TENTH --

          A. In addition to any affirmative vote required by the GBCL or these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article TENTH, approval of any Business Combination (as hereinafter defined) with an Interested Shareholder shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (as hereinafter defined) entitled to vote at a meeting of shareholders called for such purpose, voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareholder (as hereinafter defined) or any Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by the GBCL or in any agreement with any national securities exchange or otherwise.

          B. The provisions of Section A of this Article TENTH shall not be applicable to any Business Combination involving an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, and such Business Combination shall require only such affirmative vote, if any, as is required by law, any other provision of the Articles of Incorporation of the Corporation, the Bylaws of the Corporation or otherwise, if:

          1. The Business Combination shall have been approved by the Board of Directors of the Corporation prior to such Interested Shareholder's Stock Acquisition Date (as hereinafter defined), or the purchase of stock made by such Interested Shareholder on such Interested Shareholder's Stock Acquisition Date had been approved by the Board of Directors of the Corporation prior to such Interested Shareholder's Stock Acquisition Date; or

          2. The Business Combination shall have been approved by the affirmative vote of the holders of a majority of the outstanding Voting Stock not beneficially owned by such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder at a meeting called for such purpose no earlier than five years after such Interested Shareholder's Stock Acquisition Date; or

          3. All of the following conditions shall have been satisfied with respect to the Business Combination:

          (a) The aggregate amount of the cash and the Market Value (as hereinafter defined) as of the Consummation Date (as hereinafter defined) of consideration other than cash to be received per share by holders of outstanding shares of Common Stock of the Corporation in such Business Combination is at least equal to the higher of the following:

              (1) The highest per share price paid by such Interested Shareholder at a time when he was the Beneficial Owner (as hereinafter defined), directly or indirectly, of five percent or more of the outstanding Voting Stock of the Corporation, for any shares of Common Stock of the same class or series acquired by it within the five-year period immediately prior to the Announcement Date (as hereinafter defined) with respect to such Business Combination, or within the five-year period immediately prior to, or in, the transaction in which such Interested Shareholder became an Interested Shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of Common Stock since such earliest date, up to the amount of such interest; and

              (2) The Market Value per share of Common Stock on the Announcement Date with respect to such Business Combination or on such Interested Shareholder's Stock Acquisition Date, whichever is higher; plus interest compounded annually from such date through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of Common Stock since such date, up to the amount of such interest;

          (b) The aggregate amount of the cash and the Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of stock, other than Common Stock, of the Corporation is at least equal to the highest of the following, whether or not such Interested Shareholder has previously acquired any shares of such class or series of stock:

              (1) The highest per share price paid by such Interested Shareholder at a time when he was the Beneficial Owner, directly or indirectly, of five percent or more of the outstanding Voting Stock of the Corporation, for any shares of such class or series of stock acquired by him within the five-year period immediately prior to the Announcement Date with respect to such Business Combination, or within the five-year period immediately prior to, or in, the transaction in which such Interested Shareholder became an Interested Shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of such class or series of stock since such earliest date, up to the amount of such interest;

              (2) The highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of stock, unless the aggregate amount of such dividends is included in such preferential amount; and

              (3) The Market Value per share of such class or series of stock on the Announcement Date with respect to such Business Combination or on such Interested Shareholder's Stock Acquisition Date, whichever is higher; plus interest compounded annually from such date through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of such class or series of stock since such date, up to the amount of such interest;

          (c) The consideration to be received by holders of a particular class or series of outstanding stock, including Common Stock, of the Corporation in such Business Combination is in cash or in the same form as the Interested Shareholder has used to acquire the largest number of shares of such class or series of stock previously acquired by it, and such consideration shall be distributed promptly;

          (d) The holders of all outstanding shares of stock of the Corporation not beneficially owned by such Interested Shareholder immediately prior to the

Consummation Date are entitled to receive in such Business Combination cash or other consideration for such shares in compliance with paragraphs (a), (b) and
(c) of this Section;

          (e) After such Interested Shareholder's Stock Acquisition Date and prior to the Consummation Date with respect to such Business Combination, such Interested Shareholder has not become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except (i) as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder, (ii) by virtue of proportionate stock splits, stock dividends or other distributions of stock in respect of stock not constituting a Business Combination under Paragraph (1)(e) of Section C of this Article TENTH, (iii) through a Business Combination meeting all of the conditions of this Section B, or (iv) through purchase by such Interested Shareholder at any price which, if such price had been paid in an otherwise permissible Business Combination the Announcement Date and Consummation Date of which were the date of such purchase, would have satisfied the requirements of paragraphs (a), (b), and (c) of this Section.

          C.  For purposes of this Article TENTH:

          1.  The term "Business Combination" shall mean:

          (a) Any merger or consolidation of the Corporation or any subsidiary of the Corporation with an Interested Shareholder or any other corporation, whether or not itself an Interested Shareholder of the Corporation, which is, or after such merger or consolidation would be, an Affiliate or Associate of such Interested Shareholder;

          (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions to or with an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, of assets of the Corporation or any subsidiary of the Corporation having an aggregate Market Value equal to ten percent or more of the aggregate Market Value of all the assets, determined on a consolidated basis, of the Corporation, having an aggregate Market Value equal to ten percent or more of the aggregate Market Value of all the outstanding stock of the Corporation, or representing ten percent or more of the earning power or net income, determined on a consolidated basis, of the Corporation;

          (c) The issuance or transfer by the Corporation or any subsidiary of the Corporation, in one transaction or a series of transactions, of any stock of the Corporation or any subsidiary of the Corporation which has an aggregate Market Value equal to five percent or more of the aggregate Market Value of all the outstanding stock of the Corporation to an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the Corporation;

          (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by, or pursuant to any agreement, arrangement or understanding, whether or not in writing, with an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder;

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          (e) Any reclassification of securities, including, without limitation, any stock split, stock dividend, or other distributions of stock in respect of stock, or any reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary of the Corporation, or any other transaction, whether or not with or into or otherwise involving an Interested Shareholder, proposed by, or pursuant to any agreement, arrangement or understanding, whether or not in writing, with such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Voting Stock or securities convertible into Voting Stock of the Corporation or any subsidiary of the Corporation which is directly or indirectly owned by such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments; or

          (f) Any receipt by an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder of the benefit, directly or indirectly, except proportionately as a shareholder of the Corporation, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation.

          2. The term "Voting Stock" shall mean all shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of capital stock.

          4.  The term "Interested Shareholder" shall mean any person who:

          (a) Is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the outstanding Voting Stock of the Corporation; or

          (b) Is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the then outstanding Voting Stock of the Corporation; provided that, for the purpose of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock of the Corporation deemed to be outstanding shall include shares deemed to be beneficially owned by the person but shall not include any other unissued shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (c) Interested Shareholders shall not include the Corporation, any subsidiary, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, which as of the date hereof is the Beneficial Owner of Common Stock representing more than twenty percent (20%) of the votes entitled to be cast by holders of all of the shares of Voting Stock outstanding on the date hereof.

          5. The term "Beneficial Owner" of any capital stock means a person who:

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

          (a) Individually or with or through any of its Affiliates or Associates, beneficially owns such stock, directly or indirectly; or

          (b)  Individually  or  with  or  through  any  of  its  Affiliates  or
Associates, has the right to acquire such stock, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Beneficial Owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or the right to vote such stock pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a person shall not be deemed the Beneficial Owner of any stock under this item if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934 (the "Exchange Act") and is not then reportable on a Schedule 13D under the Exchange Act, or any comparable or successor report; or

          (c) Has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting, except voting pursuant to a revocable proxy or consent as described in paragraph (b) of this subsection, or disposing of such stock with any other person that beneficially owns or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.

          6. The term "Affiliate" shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

          7. The term "Associate," when used to indicate a relationship with any person, means any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent or more of any class of Voting Stock, any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

          8. The term "Consummation Date," with respect to any Business Combination, means the date of consummation of such Business Combination, or, in the case of a Business Combination as to which a shareholder vote is taken, the later of the business day prior to the vote or 20 days prior to the date of consummation of such Business Combination;

          9. The term "control," including the terms "controlling," "controlled by" and "under common control with," shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person's beneficial ownership of ten percent or more of a corporation's outstanding Voting Stock shall create a presumption that such person has control of such corporation. Notwithstanding the foregoing, a person shall not be deemed to have control of a corporation if such person holds Voting Stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more Beneficial Owners who do not individually or as a group have control of such corporation.

          10.  The term "stock" means:

          (a) Any stock or similar security, any certificate of interest, any participation in any profit sharing agreement, any voting trust certificate, or any certificate of deposit for stock; and

          (b) Any security convertible, with or without consideration, into stock, or any warrant, call or other option or privilege of buying stock without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase stock;

          11. The term "Stock Acquisition Date," with respect to any person and the Corporation, means the date that such person first becomes an Interested Shareholder of the Corporation.

          12.  The term "Market Value" means:

          (a) In the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on such composite tape or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in good faith; and

          (b) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors of the Corporation in good faith.

          13. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (3)(a) and (3)(b) of Section B of this Article TENTH shall include the shares of Common Stock and/or the shares of any other class or series of capital stock retained by the holders of such shares.

          14. The term "Announcement Date" when used in reference to any Business Combination, means the date of the first public announcement of the final, definitive proposal for such Business Combination.

          D. The fact that any Business Combination complies with the provisions of Section B of this Article TENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption

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or approval to the  shareholders of the  Corporation,  nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          "ELEVENTH --

          A. Indemnification of Officers, Directors and Others. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Article ELEVENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

          B. Insurance, Indemnification Agreements and Other Matters. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the law. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

          C. Nonexclusivity. The rights to indemnification conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation of the Corporation, or the Bylaws or any agreement, vote of shareholders or directors or otherwise.

          "TWELFTH -- The Corporation reserves the right at any time and from time to time to make, amend, alter, change or rescind any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

          "THIRTEENTH -- Notwithstanding the fact that a lesser percentage may be specified by the GBCL, these Articles of Incorporation or the Bylaws of the Corporation, any proposal to amend, repeal or adopt any provision of these Articles of Incorporation shall require the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the Corporation entitled to vote thereon, provided, however, any proposal to amend, repeal or adopt any provision of these Articles of Incorporation which is not recommended by the affirmative vote of a majority of the entire Board of Directors shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of stock of the Corporation entitled to vote thereon.

          "FOURTEENTH -- The names of the original incorporators listed in the Restated Articles of Incorporation filed with the Missouri Secretary of State on April 15, 1981 are Roger A. Lagenheim, L. Theodore Reinoehl and James L. Viani.

     IN WITNESS WHEREOF, the undersigned, Jan R. Kniffen, vice president, and John M. Manos, assistant secretary, of Payless ShoeSource, Inc., have executed these Restated Articles of Incorporation and have affixed the corporate seal of Payless ShoeSource, Inc. hereto and attested said seal on the 30th day of April, 1996.

                                  PAYLESS SHOESOURCE, INC.



                                  /s/ Jan R. Kniffen
                                  -----------------------------------
                                      Jan R. Kniffen
                                      Vice President



                                /s/ John M. Manos
                                  -----------------------------------
                                      John M. Manos
                                      Assistant Secretary



STATE OF MISSOURI   )
                    )  SS.
CITY OF ST. LOUIS   )


     I, Sarah Jane Westover, a Notary Public, do hereby certify that on this 30th day of April, 1996, personally appeared before me Jan R. Kniffen and John
M. Manos who, being by me first duly sworn, declared that they are Vice President and Assistant Secretary, respectively, of Payless ShoeSource, Inc., that they signed the foregoing document as Vice President and Assistant Secretary, respectively, of Payless ShoeSource, Inc., and that the statements therein contained are true.


                                  /s/ Sarah Jane Westover
                                  -----------------------------------
                                      Sarah Jane Westover
                                      Notary Public



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